UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2026

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 4, 2026, Cullinan Therapeutics, Inc. (the "Company") issued a press release announcing that the Company will present updated data from the CLN-049 Phase 1 dose escalation clinical trial in patients with relapsed or refractory acute myeloid leukemia ("AML") or myelodysplastic syndrome ("MDS") at the 68th American Society of Hematology Annual Meeting and Exposition in December. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 4, 2026, the Company shared updated data from its Phase 1 dose escalation clinical trial for CLN-049 in patients with relapsed or refractory AML or MDS.

As of the data cutoff, 87 patients (76 AML, 11 MDS) were enrolled across 13 cohorts (target dose range, 1.5-24 µg/kg). The cytokine release syndrome ("CRS") rate was 36% (13/36 patients), which included the only Grade 3 event, in patients receiving one step-up dose. Implementation of a two step-up dosing regimen (1 or 1.5 µg/kg to 6 µg/kg) reduced CRS incidence to 26% (7/27 patients) and severity (Grade 1 and Grade 2 only). ICANS was uncommon (6%, 5/87 patients), with one Grade 3 event, and all events were self-limiting. Grade 3 or greater treatment-emergent adverse events occurring in greater than 10% of patients included febrile neutropenia (18%), transaminase ("TA") elevations (14%), and pneumonia (12%). Utilization of a two step-up dosing regimen with an initial step-up dose of 1 or 1.5 µg/kg mitigated TA elevations (4%, 1/27 patients). Importantly, TA elevations were asymptomatic, reversible, and not associated with other liver lab abnormalities.

As of the data cutoff, 80 patients were efficacy evaluable (≥1 response assessment or patients who discontinued without assessment). At the 6 µg/kg target dose level, the CRc rate was 19% (3/16 patients, all CR) and the ORR was 25%. At the 12 µg/kg target dose level, the CRc rate was 21% (6/29 patients, 2 CR) and the ORR was 45%. In patients treated at the 12 µg/kg target dose level who received a starting step-up dose of 1.5 µg/kg or lower, the CRc rate was 26% (5/19 patients, 2 CR) and the ORR was 53%.

Additional clinical observations included:

•
Measurable residual disease–negative responses by multiparameter flow cytometry were observed in five patients.
•
Two responding patients remained on CLN-049 treatment for longer than 12 months without further consolidation.
•
In four additional responding patients, CLN-049 provided a bridge to allogeneic hematopoietic stem cell transplantation.

These results demonstrated that a two step-up dosing regimen on day one (1.5 µg/kg) and day four (6 µg/kg) provided optimal immune priming and favorable clinical safety. The highest CRc rates were observed at target dose levels of 6 or 12 µg/kg. These target dose levels demonstrated anti-leukemic activity with count recovery in a broad population of patients with relapsed or refractory AML or MDS to be further explored in the ongoing Phase 2 clinical trial of CLN-049.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on November 4, 2026, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	November 4, 2026	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer